Exhibit 4.4

IMPORTANT – THIS DOCUMENT IS OF VALUE, IS NEGOTIABLE AND REQUIRES YOUR IMMEDIATE ATTENTION. HOLDERS OF EXISTING ORDINARY SHARES SHOULD READ THIS PROVISIONAL ALLOTMENT LETTER IN CONJUNCTION WITH THE PROSPECTUS RELATING TO THE RIGHTS ISSUE (THE "PROSPECTUS"). THIS DOCUMENT IS NOT FOR PUBLICATION OR DISTRIBUTION IN CANADA, INDONESIA, JAPAN, MEXICO, THE KINGDOM OF SAUDI ARABIA, SOUTH KOREA, SWITZERLAND, TURKEY, THE UNITED ARAB EMIRATES OR IN ANY OTHER JURISDICTION WHERE ITS PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL (THE "EXCLUDED TERRITORIES"). THE NIL PAID RIGHTS, THE FULLY PAID RIGHTS, THE NEW ORDINARY SHARES AND THE PROVISIONAL ALLOTMENT LETTERS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE RELEVANT LAWS OF ANY EXCLUDED TERRITORY AND MAY NOT BE OFFERED OR SOLD IN THE EXCLUDED TERRITORIES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM APPLICABLE REGISTRATION REQUIREMENTS. IF YOU SELL OR HAVE SOLD OR OTHERWISE TRANSFERRED ALL OF YOUR EXISTING ORDINARY SHARES (OTHER THAN EX-RIGHTS) BEFORE 20 MARCH 2009 PLEASE FORWARD THIS PROVISIONAL ALLOTMENT LETTER (HAVING COMPLETED FORM X ON PAGE 2) TOGETHER WITH THE RIGHTS ISSUE GUIDE SENT WITH THIS PROVISIONAL ALLOTMENT LETTER AS SOON AS POSSIBLE TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR ONWARD DELIVERY TO THE PURCHASER OR TRANSFEREE EXCEPT THAT SUCH DOCUMENTS SHOULD NOT BE FORWARDED IN OR INTO ANY EXCLUDED TERRITORY. SAVE WHERE THE CONTEXT OTHERWISE REQUIRES, WORDS AND EXPRESSIONS DEFINED IN THE PROSPECTUS SHALL HAVE THE SAME MEANING IN THIS PROVISIONAL ALLOTMENT LETTER. REFERENCES TO TIMES IN THIS PROVISIONAL ALLOTMENT LETTER ARE TO UK TIME. IN THE UNITED STATES, THE RIGHTS ISSUE IS BEING MADE PURSUANT TO A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT ON FORM F-3 FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION ("SEC") UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "US PROSPECTUS"). THE US PROSPECTUS IS AVAILABLE ON THE SEC WEBSITE, WWW.SEC.GOV. IF YOU ARE IN THE UNITED STATES OR A US PERSON, YOU SHOULD ACCESS THE US PROSPECTUS.

SHAREHOLDER REFERENCE NUMBER:

ENTITLEMENT NO:

Provisional Allotment Number

Applications have been made to the UK Listing Authority and to the London Stock Exchange for the New Ordinary Shares (nil and fully paid) to be admitted to the Official List and to trading on the London Stock Exchange's main market for listed securities respectively, to the Hong Kong Stock Exchange for listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange, and to the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange for listing of the New Ordinary Shares (fully paid). Application has also been made for the ADSs representing New Ordinary Shares to be listed and traded on the New York Stock Exchange. It is expected that UK Admission will become effective and that dealings in the New Ordinary Shares, nil paid, will commence on the London Stock Exchange at 8.00 a.m. on 20 March 2009. If UK Admission has not become effective by such time (or such later time and date (being not later than 27 March 2009) as certain of the parties to the Underwriting Agreement may agree), this Provisional Allotment Letter shall cease to be of any value, the provisional allotment will lapse and any payment received will be returned without interest. Qualifying Shareholders and any other person contemplating a purchase of Nil Paid Rights, Fully Paid Rights or New Ordinary Shares should review the section of the Prospectus entitled "Risk Factors" for a discussion of certain factors that should be considered when deciding whether to take up their rights under the Rights Issue. Shareholders should read the Prospectus and the accompanying rights issue guide or the US Prospectus, as applicable, carefully before deciding whether to take up their Nil Paid Rights. A copy of the Prospectus, which comprises a prospectus relating to the Company and the Rights Issue, prepared in accordance with the Prospectus Rules, is available on the Company's website at www.hsbc.com/prospectus and can also be obtained on request by calling Computershare Investor Services PLC (UK: 0870 702 0137, Overseas: +44 870 702 0137).

Box A	Box B	Box C
Registered holding of Existing Ordinary Shares at 5.00 p.m. on 13 March 2009	Number of New Ordinary Shares provisionally allotted to you	Amount payable on acceptance in full at 254 pence per New Ordinary Share by not later than 11.00 a.m. on 3 April 2009

HSBC

HSBC Holdings plc

(Incorporated as a public limited company in England with registered number 617987)

5 for 12 Rights Issue of 5,060,239,065 New Ordinary Shares at 254 pence each

PROVISIONAL ALLOTMENT LETTER

PAGES 1 AND 2 OF THIS DOCUMENT MUST BE PRESENTED WHEN PAYMENT IS MADE

PLEASE READ THE PROSPECTUS AND THE ACCOMPANYING RIGHTS ISSUE GUIDE OR THE US PROSPECTUS, AS APPLICABLE, FOR INFORMATION ON COMPLETING THIS FORM.

YOUR OPTIONS INCLUDE THE FOLLOWING:

1. TAKE UP ALL YOUR RIGHTS

- Make out a cheque payable to "HSBC Holdings plc Rights Issue" for the amount set out in Box C
- Send your cheque and this Provisional Allotment Letter to Computershare Investor Services PLC in the reply-paid envelope to be received by 11.00 a.m. on 3 April 2009

2. CASHLESS TAKE UP

- Tick this box*: ☐
- Sign and date below
- Send this Provisional Allotment Letter to Computershare Investor Services PLC in the reply-paid envelope to be received by 3.00 p.m. on 27 March 2009

3. SELL ALL YOUR RIGHTS**

- Tick this box*: ☐
- Sign and date below
- Send this Provisional Allotment Letter to Computershare Investor Services PLC in the reply-paid envelope to be received by 3.00 p.m. on 27 March 2009

*** By ticking this box and signing below you are agreeing to the terms and conditions of the Computershare Dealing Facility which are set out in the rights issue guide accompanying this Provisional Allotment Letter or which are available on request.**

****You are entitled to sell some or all of your rights outside of the Computershare Dealing Facility. If you wish either to sell only some of your rights or to sell all your rights without using the Computershare Dealing Facility, you will need to contact a stockbroker. In either such case, you should not tick the box in Option 3.**

*Signature(s) .... Date ....

If you do nothing with this Provisional Allotment Letter, all your rights will lapse on 3 April 2009 and the New Ordinary Shares that your rights entitled you to acquire will be offered for sale and any premium (being the amount paid by any acquirers after deducting the Issue Price and associated expenses) will be paid to you by cheque (provided that such premium exceeds £5.00).

NOTE: You may also **split** or **renounce** this Provisional Allotment Letter, or **deposit your rights into CREST**, by completing Form X (and Form Y or the CREST Deposit Form (as appropriate)) on page 2 (yourself or by taking this Provisional Allotment Letter to your stockbroker).

X ATTACH YOUR CHEQUE HERE. WRITE YOUR NAME AND SHAREHOLDER REFERENCE NUMBER (SET OUT ABOVE) ON THE BACK OF YOUR CHEQUE.

E662

Page 1

Name and address of lodging agent (if this box is not completed by the agent lodging this form with payment, this Provisional Allotment Letter will be returned, if requested, to the person(s) named on page 1):	Received the amount payable on acceptance, as stated in Box C on page 1	Number of shares:
NAME		
ADDRESS............	Computershare Investor Services PLC	Provisional Allotment Number:
....		
POST CODE		

FORM X FORM OF RENUNCIATION, ACCEPTANCE IN PART, SPLITTING AND DEPOSIT IN CREST

Please read the notes on page 4 before completing this form. To be completed if the original allottee(s) wish(es):
(i) to renounce all Fully Paid Rights comprised herein (the original allottee(s) may do so up to 11.00 a.m. on 3 April 2009);
(ii) to renounce all Nil Paid Rights comprised herein (the original allottee(s) may do so up to 3.00 p.m. on 1 April 2009);
(iii) to sell all Nil Paid Rights other than through the Computershare Dealing Facility (the original allottee(s) may do so up to 3.00 p.m. on 1 April 2009);
(iv) to take up some Nil Paid Rights and not to sell or transfer the remainder (the original allottee(s) may do so up to 11.00 a.m. on 3 April 2009);
(v) to obtain split Provisional Allotment Letters (the original allottee(s) may do so up to 3.00 p.m. on 1 April 2009); or
(vi) (where the original allottee(s) is/are (a) CREST member(s) or CREST sponsored member(s)) to convert the Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter into uncertificated form (that is, to deposit them in CREST).

To the directors of HSBC Holdings plc
I/We (being the original allottee(s)) hereby renounce my/our rights to the New Ordinary Shares comprised in this Provisional Allotment Letter in favour of the person(s) named in the Registration Application Form (Form Y) or for the purpose of splitting all of my/our Nil Paid Rights or Fully Paid Rights or to take up some of the Nil Paid Rights and not sell or transfer the remainder or (being (a) CREST member(s) or CREST sponsored member(s) and seeking to convert the Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter into uncertificated form) request that the Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter are converted into uncertificated form in accordance with the instructions contained in the CREST Deposit Form below.

Notes for completion of this form
All joint allottees must sign. Any forms completed under a power of attorney must be accompanied by a certified copy of the power of attorney. A company must execute under its common seal which should be affixed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Provisional Allotment Letter by a director and the company secretary, by two directors, or by a director in the presence of a witness who attests the signature. Before signing, please read note 8 on page 3 of this Provisional Allotment Letter relating to Restricted Shareholders. If all the New Ordinary Shares shown in Box B on page 1 of this Provisional Allotment Letter are to be registered in the name(s) of the person(s) on page 1 of this Provisional Allotment Letter, this Form X should not be completed. In the case of split letters, this Form X will be endorsed "Original Duly Renounced".

Dated: ....

Signature(s) of person(s) named on page 1 of this Provisional Allotment Letter
....
....
....
....

If you wish to split this Provisional Allotment Letter or take up part of your Nil Paid Rights and not sell or transfer the remainder or sell or transfer part of your Fully Paid Rights, do not complete Form Y but send a covering letter stating the number of Nil Paid Rights or Fully Paid Rights (as appropriate) to be comprised in each split Provisional Allotment Letter or the number of Nil Paid Rights you wish to take up (as appropriate).

If you wish to take up your rights and then wish your fully paid Provisional Allotment Letter to be returned to you, please tick Box 4 below. You only need to have your fully paid Provisional Allotment Letter returned to you if you want to deal in your Fully Paid Rights. Alternatively, if you take up your rights and leave Box 4 blank, the next document you receive will be a share certificate for the New Ordinary Shares.

Box 4 ☐

CONSOLIDATED LISTING FORM

Provisional Allotment Number of Letter	Number of New Ordinary Shares
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
....	....
Total number of Provisional Allotment Letters	Total number of New Ordinary Shares
Provisional Allotment Number of Principal Letter	

FORM Y REGISTRATION APPLICATION FORM

Please read the notes on page 4 before completing this form. In the event of renunciation, this Form Y must be completed by or on behalf of the person(s) in whose name(s) the New Ordinary Shares are to be registered unless such person(s) is/are (a) CREST member(s) and wish(es) to hold the New Ordinary Shares in CREST, in which case the CREST Deposit Form and not this Form Y must be completed. THIS FORM Y SHOULD NOT BE COMPLETED IN THE NAME(S) OF THE ORIGINAL ALLOTTEE(S).

(1) Forename(s)............ Surname ....
(in full) .... Mr, Mrs, Miss or Title
(2) Forename(s)............ Surname ....
(in full) .... Mr, Mrs, Miss or Title
(3) Forename(s)............ Surname ....
(in full) .... Mr, Mrs, Miss or Title
(4) Forename(s)............ Surname ....
(in full) .... Mr, Mrs, Miss or Title

FULL POSTAL ADDRESS OF FIRST-NAMED OR FULL REGISTRATION DETAILS IF A BODY CORPORATE
Name ....
Address ....
.... Post Code ....

FOR YOUR NEW ORDINARY SHARES
To the directors of HSBC Holdings plc
Registration is requested in the above name(s), on the terms and subject to the conditions in this Provisional Allotment Letter and those set out in the Prospectus and subject to the Memorandum of Association of the Company and the Articles, of the New Ordinary Shares specified in Box B on page 1 or comprised in this Provisional Allotment Letter and in the attached Provisional Allotment Letters (if any) detailed in the Consolidated Listing Form, which New Ordinary Shares total in number:

☐ Insert the total number of New Ordinary Shares to be registered which must equal the number of New Ordinary Shares specified in Box B on page 1 or, if the Consolidated Listing Form is used, the total number of New Ordinary Shares entered on that form.

Stamp and/or name and address of agent (if any) lodging this Provisional Allotment Letter for a share certificate.
For use between 8.00 a.m. on 20 March 2009 and 11.00 a.m. on 3 April 2009.
Name ....
Address............
Note: To be completed only if Form Y on this page 2 is completed and share certificates are to be sent to an address other than to the address inserted in Form Y.

CREST DEPOSIT FORM

Before completing this form, please refer to note 6 on page 4 of this Provisional Allotment Letter and to the notes below. This form should only be completed by either: (i) the original allottee(s) (where the original allottee(s) is/are (a) CREST member(s)) or CREST sponsored member(s)) if he/she/they wish(es) to convert the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this Provisional Allotment Letter into uncertificated form (that is, to deposit them in CREST); or (ii) a person or persons to whom this Provisional Allotment Letter has been renounced and who (being (a) CREST member(s)) or CREST sponsored member(s)) wish(es) to convert the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this Provisional Allotment Letter into uncertificated form. Form X above must also have been completed. Do not complete Form Y if you are completing this CREST Deposit Form.

Counter Location Stamp (a)	SDRN (b) Bar Code or Reference

Full name(s) of the person(s) who wish(es) to convert Nil Paid Rights or Fully Paid Rights (as appropriate) into uncertificated form or to whom the Nil Paid Rights or Fully Paid Rights have been renounced. Such person(s) must be (a) CREST member(s). (c)

Participant ID (d)						Member Account ID (d)								Stamp of depositing CREST participant (e)

To the directors of HSBC Holdings plc
I/we (being the person(s) lodging this form) request you to enter in the relevant register of securities that the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this Provisional Allotment Letter are held in uncertificated form by the CREST member(s) specified above to whom such rights have been renounced or as a result of conversion of Nil Paid Rights or Fully Paid Rights (as appropriate) from certificated form into uncertificated form.

Notes for completion of this form
(a) The Counter Location Stamp identifies the CCSS Counter where this Provisional Allotment Letter has been processed and is applied by the Counter.
(b) The Stock Deposit Reference Number (SDRN) should be written or bar-coded in this space.
(c) No address is required, as the CREST member will be identifiable by its Participant ID.
(d) Insert the Participant ID of the CREST member to whom this Provisional Allotment Letter has been renounced and the Member Account ID under which the Nil Paid Rights or Fully Paid Rights will be held in CREST.
(e) This should contain the Broker ID of the depositing CREST participant.
The depositing CREST participant by delivering this Provisional Allotment Letter to Euroclear UK authorises Euroclear UK to deliver this Provisional Allotment Letter to the Company and agrees to be deemed for all purposes to be the person(s) actually so delivering this Provisional Allotment Letter. Euroclear UK is delivering this Provisional Allotment Letter at the direction and on behalf of the depositing CREST participant whose stamp appears herein and does not in any manner or to any extent warrant or represent the validity, genuineness or correctness of the instructions contained herein or the genuineness of the signature(s) of the transferor(s) or the original allottee(s). Terms defined in the CREST Manual shall, unless the context otherwise requires, have the same meaning when used in this Provisional Allotment Letter.

Page 2

PROVISIONAL ALLOTMENT LETTER Dear Shareholder 1. PROVISIONAL ALLOTMENT In accordance with the terms and conditions of this Provisional Allotment Letter and those set out in the Prospectus and subject to the Memorandum of Association of the Company and the Articles, you have been provisionally allotted the number of New Ordinary Shares set out in Box B on page 1 of this Provisional Allotment Letter. New Ordinary Shares have been provisionally allotted to all Qualifying Shareholders on the basis of 5 New Ordinary Shares for every 12 Existing Ordinary Shares registered in their name at 5.00 p.m. on 13 March 2009. Each New Ordinary Share will, when allotted, issued and fully paid, rank pari passu in all respects with each Existing Ordinary Share including the right to receive all dividends or other distributions made after the date of allotment and issue of the New Ordinary Shares, other than the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share for which the record date is 20 March 2009. Fractions of New Ordinary Shares have not been provisionally allotted and fractional entitlements have been rounded down to the nearest whole number of New Ordinary Shares. You have the right to acquire the New Ordinary Shares provisionally allotted to you at a price of 254 pence per New Ordinary Share payable in full on acceptance, in the manner set out in note 2 below, by not later than 11.00 a.m. on 3 April 2009, being the latest time and date for acceptance and payment in full. You may, subject to note 8 below, accept all or any number of the New Ordinary Shares offered to you hereunder or dispose of your right to all or any of them. If you wish to accept only part of your provisional allotment and to transfer the remainder or you wish to transfer all of your rights to New Ordinary Shares but not all to the same person, you should first apply to split your Provisional Allotment Letter in accordance with the instructions in note 4 on page 4 of this Provisional Allotment Letter. You should then deliver the Provisional Allotment Letter for the rights you wish to accept in accordance with the instructions below. If you wish to take up some of your Nil Paid Rights, but not sell or transfer the remainder, see the instructions in note 4 on page 4 of this Provisional Allotment Letter. The Rights Issue is conditional upon, amongst other things, UK Admission becoming effective by not later than 8.00 a.m. on 20 March 2009 (or such later time and date (being not later than 27 March 2009) as certain of the parties to the Underwriting Agreement may agree). If these conditions are not fulfilled, the Rights Issue will not proceed and your provisional allotment will lapse. 2. ACCEPTANCE AND PAYMENT If you wish to accept all of the New Ordinary Shares provisionally allotted to you, this Provisional Allotment Letter, together with a cheque or banker’s draft in pounds sterling for the full amount payable on acceptance of all of the New Ordinary Shares provisionally allotted to you (shown in Box C on page 1 of this Provisional Allotment Letter), must be delivered by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK) or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, in each case so as to arrive as soon as possible and in any event so as to be received by not later than 11.00 a.m. on 3 April 2009. If you post your Provisional Allotment Letter within the United Kingdom by first class post, it is recommended that you allow at least four working days for delivery. A reply-paid envelope is enclosed for the purpose of delivering this Provisio nal Allotment Letter by post. Such remittance, when received together with this Provisional Allotment Letter, will constitute acceptance of this provisional allotment in accordance with the terms and conditions in this Provisional Allotment Letter and those set out in the Prospectus and subject to the Memorandum of Association of the Company and the Articles. If requested by indicating in Box 4 on page 2 of this Provisional Allotment Letter, this Provisional Allotment Letter, duly receipted, will subsequently be returned to the first-named registered holder or, if the lodging agent’s box at the top of page 2 is completed, to that person at the address stated in that box. Persons making payment agree that the Trustees will hold moneys received on trust as provided in paragraph 11 of Part VIII of the Prospectus. If you are the person(s) named on page 1 of this Provisional Allotment Letter and you wish to take up all of your entitlements to acquire New Ordinary Shares comprised in this Provisional Allotment Letter, you need not complete any of the forms on page 2 of this Provisional Allotment Letter. Save as stated in the Prospectus, if this Provisional Allotment Letter accompanied by payment in full for any New Ordinary Shares provisionally allotted has not been received by 11.00 a.m. on 3 April 2009 in accordance with the procedure laid down for acceptance and payment in this Provisional Allotment Letter and the Prospectus, then this provisional allotment will (unless the Company and the Joint Global Coordinators have exercised their discretion to treat as valid an acceptance as set out in paragraph 3(b)(v) of Part VIII of the Prospectus) be deemed to have been declined and will lapse. The Joint Global Coordinators will use reasonable endeavours to procure, by not later than 4.30 p.m. on 8 April 2009, acquirers for all (or as many as possible) of those New Ordinary Shares not taken up if a premium over the aggregate of the Issue Price (in pounds sterling) and the expenses of procuring such acquirers (including any applicable brokerage, transaction levies, trading fees, commissions, currency conversion costs and amounts in respect of value added tax which are not recoverable) can be obtained. Notwithstanding this, the Joint Global Coordinators may cease to endeavour to procure any such acquirers if, in the opinion of the Joint Global Coordinators, it is unlikely that any such acquirers can be so procured at such a price and by such time. If and to the extent that acquirers cannot be procured on the basis outlined above, those New Ordinary Shares will be acquired by the Underwriters as principals pursuant to the Underwriting Agreement or by sub-underwriters procured by the Underwriters, in each case, at the Issue Price (in pounds sterling). Any premium over the aggregate of the Issue Price (in pounds sterling) and the expenses of procuring acquirers (including any applicable brokerage, transaction levies, trading fees, commissions, currency conversion costs and amounts in respect of value added tax which are not recoverable) shall be paid (subject as provided in Part VIII of the Prospectus): (i) where the Nil Paid Rights were, at the time they lapsed, represented by a Provisional Allotment Letter, to the person whose name and address appeared on page 1 of the Provisional Allotment Letter; (ii) where the Nil Paid Rights were, at the time they lapsed, in uncertificated form, to the person registered as the holder of those Nil Paid Rights at the time of their disablement in CREST; and (iii) where an entitlement to New Ordinary Shares was not taken up by a Qualifying Shareholder with an address in any Excluded Territory, to that Shareholder. New Ordinary Shares for which acquirers are procured on this basis will be re-allotted to such acquirers and the aggregate of any premiums (being the amount paid by such acquirers after deducting the Issue Price (in pounds sterling) and the expenses of procuring such acquirers including any applica ble brokerage, transaction levies, trading fees, commissions, currency conversion costs and amounts in respect of value added tax which are not recoverable), if any, will be paid (without interest) to those persons entitled (as referred to above) pro rata to the relevant lapsed provisional allotments, save that amounts of less than £5.00 per holding will not be so paid but will be aggregated and retained for the benefit of the Company. Any transactions undertaken pursuant to this note 2 shall be deemed to have been undertaken at the request of the persons entitled to the lapsed provisional allotments and none of the Company, the Banks or any other person procuring acquirers shall be responsible for any loss or damage (whether actual or alleged) arising from the terms or timing of any such acquisition, any decision not to endeavour to procure acquirers or the failure to procure acquirers on the basis described above. Cheques for the amounts due in pounds sterling will be sent by post, at the risk of the person(s) entitled, to their registered addresses (or in the case of joint holders, the registered address of the first-named), provided that where any entitlement concerned was held in CREST, the amount due will, unless the Company (in its absolute discretion) otherwise determines, be satisfied by the Company procuring the creation of an assured payment obligation in favour of the relevant CREST member’s (or CREST sponsored member’s) RTGS settlement bank in respect of the cash amount concerned in accordance with the RTGS payment mechanism. All payments made by Qualifying Non-CREST Shareholders must be made in pounds sterling by cheque or banker’s draft made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only”. You should write your name and Shareholder Reference Number (set out at the top of page 1) on the back of your cheque or banker’s draft before attaching it to your completed Provisional Allotment Letter. Post-dated and third party cheques (with the exception of building society cheques or banker’s drafts where the building society or bank has confirmed the name of the account holder by stamping or endorsing the cheque or draft to such effect) will not be accepted. The account name should be the same as that shown on the application. Cheques or banker’s drafts must be drawn on an account at a branch (which must be in the United Kingdom, the Channel Islands or the Isle of Man) of a bank or building society which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or which has arranged for its cheques and banker’s drafts to be cleared through facilities provided by either of these companies. Such cheques and banker’s drafts must bear the appropriate sorting code in the top right-hand corner. All documents including Provisional Allotment Letters and cheques posted to, by or from Qualifying Shareholders and/or their transferees or renouncees (or their agents, as appropriate) will be posted at their own risk. Payments via CHAPS, BACS or electronic transfer will not be accepted. You should not send cash. The Company reserves the right to instruct Computershare Investor Services PLC to seek special clearance of cheques or banker’s drafts to allow the Company to obtain value for remittances at the earliest opportunity. Cheques and banker’s drafts will be presented for payment on receipt. No interest will accrue on payments made before they are due. It is a term of the Rights Issue that cheques and banker’s drafts shall be honoured on first presentation, and the Company and the Joint Global Coordinators may elect to treat as invalid any acceptances in respect of which cheques and banker’s drafts are not so honoured. If New Ordinary Shares have already been allotted to Qualifying Non-CREST Shareholders prior to any payment not being so honoured or such Qualifying Non-CREST Shareholders’ acceptances being treated as invalid, the Joint Global Coordinators may, in their absolute discretion as to mann er, timing and terms, make arrangements for the sale of such shares on behalf of those Qualifying Non-CREST Shareholders and hold the proceeds of sale (net of the Company’s reasonable estimate of any loss that they have suffered as a result of the acceptance being treated as invalid and of the expenses of sale including, without limitation, any stamp duty or SDRT payable on the transfer of such shares, and of all amounts payable by such Qualifying Non-CREST Shareholders pursuant to the provisions of Part VIII of the Prospectus in respect of the acquisition of such shares) on behalf of such Qualifying Non-CREST Shareholders. None of the Company, the Banks or any other person shall be responsible for, or have any liability for, any loss, expenses or damage suffered by Qualifying Non-CREST Shareholders as a result. It is a term of the Rights Issue that, to ensure compliance with the Money Laundering Regulations, Computershare Investor Services PLC may require, at its absolute discretion, verification of the identity of the person by whom or on whose behalf a Provisional Allotment Letter is lodged with payment. The person lodging a Provisional Allotment Letter with payment (the “applicant”), including any person who appears to Computershare Investor Services PLC to be acting on behalf of some other person, shall thereby be deemed to agree to provide Computershare Investor Services PLC and/or the Company with such information and other evidence as they or either of them may require to satisfy the verification of identity requirements. Submission of a Provisional Allotment Letter will constitute a warranty that the Money Laundering Regulations will not be breached by the acceptance of the remittance and an undertaking by the applicant to provide promptly to Computershare Investor Services PLC and/or the Company such information as may be specified by Computershare Investor Services PLC and/or the Company as being required for the purpose of the Money Laundering Regulations. If Computershare Investor Services PLC determines that the verification of identity requirements apply to any applicant or application, the relevant New Ordinary Shares (notwithstanding any other term of the Rights Issue) will not be issued to the relevant applicant unless and until the verification of identity requirements have been satisfied in respect of that applicant or application. Computershare Investor Services PLC is entitled, in its absolute discretion, to determine whether the verification of identity requirements apply to any applicant or application and whether such requirements have been satisfied, and none of Computershare Investor Services PLC, the Company or the Banks will be liable to any person for any loss or damage suffered or incurred (or alleged), directly or indirectly, as a result of the exercise of such discretion. If the verification of identity requirements apply, failure to provide the necessary evidence of identity within a reasonable time may result in delays and potential rejection of an application. If, within a reasonable period of time following a request for verification of identity, Computershare Investor Services PLC has not received evidence satisfactory to it as aforesaid, the Company may, in its absolute discretion and without prejudice to the right of the Company to take proceedings to recover any loss suffered by it as a result of any failure to provide such evidence, treat the relevant application as invalid, in which event the application moneys will be returned (at the applicant’s risk) without interest to the account of the bank or building society on which the relevant cheque or banker’s draft was drawn. 3. WITHDRAWAL RIGHTS Persons wishing to exercise statutory withdrawal rights after the issue by the Company of a supplementary prospectus must do so by sending a written notice of withdrawal, which must include the full name and address of the person wishing to exercise such right of withdrawal and, if such person is a CREST member, the Participant ID and the M ember Account ID of such CREST member, to Computershare Investor Services PLC no later than two UK business days after the date on which the supplementary prospectus is published. Notice of withdrawal can also be faxed to Computershare Investor Services PLC on 0870 703 6113 (from within the UK) or +44 870 703 6113 (from outside the UK). Notice of withdrawal given by any other means or which is deposited with or received by Computershare Investor Services PLC after expiry of such period will not constitute a valid withdrawal. Furthermore, the exercise of withdrawal rights will not be permitted after payment by the relevant person in respect of their New Ordinary Shares in full and the allotment of the New Ordinary Shares to such person becoming unconditional. In such circumstances, You are advised to consult your professional advisers. Provisional allotments of entitlements to New Ordinary Shares which are the subject of a valid withdrawal notice will be deemed to be declined. Such entitlements to New Ordinary Shares will be subject to the provisions of paragraph 7(a) of Part VIII of the Prospectus as if the entitlement had not been validly taken up. For further details, you should contact Computershare Investor Services PLC on 0870 702 0137 (from within the UK) or +44 870 702 0137 (from outside the UK). 4. RENUNCIATION, SPLITTING AND CONSOLIDATION OF PROVISIONAL ALLOTMENT LETTERS AND REGISTRATION AND DEPOSIT OF RIGHTS INTO CREST Instructions as to renunciation, splitting and consolidation and registration and deposit of Nil Paid Rights and Fully Paid Rights (as applicable) into CREST are set out in notes 3, 4, 5 and 6 on page 4 of this Provisional Allotment Letter and should be read carefully. The instructions are to be regarded as part of this Provisional Allotment Letter. 5. SHARE CERTIFICATES Share certificates for the New Ordinary Shares are expected to be despatched by 14 April 2009 to relevant Qualifying Shareholders (or their renouncees) who validly take up their rights at their own risk. 6. TRANSFERS In respect of all transfers of New Ordinary Shares fully paid after 11.00 a.m. on 3 April 2009, and pending despatch of definitive share certificates, instruments of transfer will be certified by Computershare Investor Services PLC against the UK register of members and lodgement of fully paid Provisional Allotment Letters and/or in the case of renounced Provisional Allotment Letters, against the registration receipt, Form Y bearing the stamp of Computershare Investor Services PLC. 7. STAMP DUTY AND STAMP DUTY RESERVE TAX Please refer to paragraph 10 of Part XVI of the Prospectus. If you are in any doubt as to your liability to stamp duty or stamp duty reserve tax, you should contact your professional adviser without delay. 8. RESTRICTED SHAREHOLDERS The attention of Restricted Shareholders is drawn to paragraph 8 of Part VIII of the Prospectus. The offer of Nil Paid Rights, Fully Paid Rights and/or New Ordinary Shares to persons located or resident in, or who are citizens of, or who have a registered address in countries other than the United Kingdom, Hong Kong, Bermuda and the United States may be affected by the law or regulatory requirements of the relevant jurisdiction. Any person who is in doubt about their position should consult an appropriate professional adviser without delay. Any person accepting and/or renouncing a Provisional Allotment Letter or requesting registration of the New Ordinary Shares comprised therein represents and warrants to the Company and the Banks in the terms set out in paragraph 9 of Part VIII of the Prospectus. This document does not constitute or form part of any offer or invitation to sell or issue, or any solicitation of any offer to acquire, Nil Paid Rights, Fully Paid Rights or New Ordinary Shares or to take up any entitlements to New Ordinary Shares in any jurisdiction in which such an offer or solicitation is unlawful. No person receiving a copy of this Provisional Allotment Letter in any territory other than the United Kingdom, Hong Kong, Bermuda and the United States may treat the same as constituting an invitation or offer to him, nor should he in any event use this Provisional Allotment Letter or deal with the Nil Paid Rights or Fully Paid Rights unless, in the relevant territory, such an invitation or offer could lawfully be made to him or this Provisional Allotment Letter could lawfully be dealt with without contravention of any registration or other legal requirements. In such circumstances, this Provisional Allotment Letter is to be treated as sent for information only and should not be copied or redistributed. By Order of the Board R G Barber Group Company Secretary HSBC Holdings plc 19 March 2009

RENUNCIATION, SPLITTING, CONSOLIDATION AND REGISTRATION AND DEPOSIT OF RIGHTS IN CREST 1. CASHLESS TAKE UP The Company’s UK registrar, Computershare Investor Services PLC, has agreed to provide a Cashless Take Up facility for Qualifying Non-CREST Shareholders. This Cashless Take Up facility allows you to elect for Computershare Investor Services PLC (or its nominated broker) to sell on your behalf sufficient of your Nil Paid Rights so that the remainder of your Nil Paid Rights can be taken up using the proceeds of the sale. You may instruct Computershare Investor Services PLC to arrange this Cashless Take Up of your Nil Paid Rights by ticking the box under Option 2 on page 1 of this Provisional Allotment Letter, signing and dating page 1 of this Provisional Allotment Letter and returning the Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK) or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, in each case so as to be received as soon as possible and in any event by 3.00 p.m. on 27 March 2009. A reply-paid envelope is provided for the purpose of delivering this Provisional Allotment Letter by post. Computershare Investor Services PLC will charge a fee of £5.00 for providing this facility which will be deducted from the proceeds of the sale. Please refer to the accompanying rights issue guide for the terms and conditions and further details of the Cashless Take Up facility. Copies of these terms and conditions are also available on request. 2. SELL ALL OF YOUR RIGHTS Computershare Investor Services PLC has also agreed to provide a dealing facility for Qualifying Non-CREST Shareholders who wish to sell all of their Nil Paid Rights. This dealing facility allows you to elect for Computershare Investor Services PLC (or its nominated broker) to sell on your behalf all of your Nil Paid Rights. You may instruct Computershare Investor Services PLC to sell your Nil Paid Rights through this facility by ticking the box under Option 3 on page 1 of this Provisional Allotment Letter, signing and dating page 1 of this Provisional Allotment Letter and returning this Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK) or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, in each case so as to be received as soon as possible and in any event by 3.00 p.m. on 27 March 2009. A reply-paid envelope is provided for the purpose of delivering this Provisional Allotment Letter by post. Computershare Investor Services PLC will charge a fee of £5.00 for providing this facility which will be deducted from the proceeds of the sale. Please refer to the accompanying rights issue guide for the terms and conditions and further details of the Computershare Dealing Facility. Copies of these terms and conditions are also available on request. 3. RENUNCIATION This Provisional Allotment Letter may (save as required by the laws of certain overseas jurisdictions) be renounced in whole, by completing and signing Form X on page 2 of this Provisional Allotment Letter (if it is not already marked “Original Duly Renounced”) and passing this entire Provisional Allotment Letter to your stockbroker or bank or other appropriate financial adviser or to the person to whom you wish to transfer your rights (provided that such transferees do not have an address i n an Excluded Territory). Once a Provisional Allotment Letter has been renounced, it will become a negotiable instrument in bearer form and the Nil Paid Rights or Fully Paid Rights (as appropriate) comprised in the Provisional Allotment Letter may be transferred by delivery of the Provisional Allotment Letter to the transferee. The latest time and date for registration of renunciation of Provisional Allotment Letters, fully paid, is 11.00 a.m. on 3 April 2009. If this Provisional Allotment Letter has been renounced before the payment due at 11.00 a.m. on 3 April 2009 has been made, you must lodge this entire Provisional Allotment Letter, accompanied by the appropriate remittance, together with Form Y duly completed by or on behalf of the person(s) in whose favour this provisional allotment is renounced, by post or by hand (during normal business hours only) to Computershare Investor Services PLC at the relevant address stated in note 2 on page 3 of this Provisional Allotment Letter so as to be received by not later than 11.00 a.m. on 3 April 2009. Registration of renunciation cannot be effected unless and until payment of the amount as set out in note 2 on page 3 of this Provisional Allotment Letter has been made in full. Alternatively, if the rights are to be deposited into CREST, in addition to Form X, the CREST Deposit Form should be completed and delivered to the CREST Courier and Sorting Service (“CCSS”) in accordance with the instructions in note 6 below. If you wish to renounce in respect of some of the New Ordinary Shares set out in Box B on page 1 of this Provisional Allotment Letter, you should first apply for split Provisional Allotment Letters in accordance with the instructions in note 4 below. The latest time and date for lodging the Provisional Allotment Letter to renounce your Nil Paid Rights is 3.00 p.m. on 1 April 2009. The Company and the Joint Global Coordinators reserve the right to refuse to register any renunciation in favour of any person in respect of which the Company or the Joint Global Coordinators believe such renunciation may violate applicable legal or regulatory requirements including (without limitation) any renunciation in the name of any person with an address outside the United Kingdom, Hong Kong, Bermuda and the United States. 4. SPLITTING AND ACCEPTANCE IN PART If you wish to have only some of the New Ordinary Shares registered in your name(s) and to transfer your entitlement in respect of the remainder, or you wish to transfer all of the Nil Paid Rights or (if appropriate) Fully Paid Rights but to different persons, then this Provisional Allotment Letter must be split. To split this Provisional Allotment Letter in respect of Nil Paid Rights, you must complete and sign Form X on page 2 and deliver this Provisional Allotment Letter by post or by hand (during normal business hours only) to Computershare Investor Services PLC at the relevant address stated in note 2 on page 3 of this Provisional Allotment Letter so as to be received by not later than 3.00 p.m. on 1 April 2009. This Provisional Allotment Letter will then be cancelled and exchanged for split Provisional Allotment Letters. The number of split Provisional Allotment Letters required and the number of Nil Paid Rights or (as appropriate) Fully Paid Rights to be comprised in each split Provisional Allotment Letter should be stated in an accompanying letter and the aggregate of the Nil Paid Rights or (if appropriate) Fully Paid Rights stated in the letter must be equal to the number of New Ordinary Shares provisionally allotted to you as stated in Box B on page 1 of this Provisional Allotment Letter. Form X on page 2 of each split Provisional Allotment Letter will be marked “Original Duly Renounced” before issue. On receipt of the split Provisional Allotment Letters you should, if relevant, deal with those relating to Nil Paid Rights to be taken up by you in accordance with the procedure for “Acceptance and Payment” set out in note 2 on page 3 of this Pr ovisional Allotment Letter and deliver the other(s) to the renouncee(s) or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the renouncee. The renouncee receiving the Provisional Allotment Letter in relation to rights not taken up should follow the procedure set out in note 3 above. If you wish to take up some of the Nil Paid Rights but not sell or transfer the remainder, this Provisional Allotment Letter should not be split. You should complete and sign Form X on page 2 of this Provisional Allotment Letter and deliver this Provisional Allotment Letter by post or by hand (during normal business hours only) to Computershare Investor Services PLC at the relevant address stated in note 2 on page 3 of this Provisional Allotment Letter, together with a covering letter confirming the number of Nil Paid Rights you wish to take up and a cheque or banker’s draft (made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only”), in each case in pounds sterling for the appropriate amount (which shall reflect the number of Nil Paid Rights you wish to take up) and with your name and Shareholder Reference Number (set out at the top of page 1 of this Provisional Allotment Letter) written on the back of the cheque or banker’s draft. In this case, this Provisional Allotment Letter and the cheque or banker’s draft must be received by Computershare Investor Services PLC by 11.00 a.m. on 3 April 2009. A reply-paid envelope is enclosed for this purpose. Persons making payment agree that the Trustees will hold moneys received on trust as provided in paragraph 11 of Part VIII of the Prospectus. 5. CONSOLIDATION The New Ordinary Shares comprised in several Provisional Allotment Letters (duly renounced where applicable) may be registered in the name of one holder (or joint holders) if Form Y on page 2 of this Provisional Allotment Letter is completed on one Provisional Allotment Letter (the “Principal Letter”) and all the Provisional Allotment Letters are delivered together in one batch. Details of each Provisional Allotment Letter (including the Principal Letter) should be listed in the Consolidated Listing Form adjacent to Forms X and Y on page 2 of this Provisional Allotment Letter and the Provisional Allotment Number of the Principal Letter should be entered in the space provided in each of the other Provisional Allotment Letters. 6. DEPOSIT OF NIL PAID RIGHTS OR FULLY PAID RIGHTS INTO CREST (i) Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter may be converted into uncertificated form, that is, deposited into CREST (whether such conversion arises as a result of a renunciation of those rights or otherwise). Subject as provided in paragraph (ii) below, normal CREST procedures and timings apply in relation to any such conversion. You are recommended to refer to the CREST Manual for details of such procedures. (ii) The procedure for depositing the Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter into CREST, whether such rights are to be converted into uncertificated form in the name(s) of the person(s) whose name(s) and address(es) appear(s) on page 1 of this Provisional Allotment Letter, or in the name(s) of a person or persons to whom this Provisional Allotment Letter has been renounced, is as follows: Form X and the CREST Deposit Form (both on page 2 of this Provisional Allotment Letter) will need to be completed and this Provisional Allotment Letter deposited with the CCSS. In addition, the normal CREST Stock Deposit procedures will need to be carried out, except that (a) it will not be necessary to complete and lodge a separate CREST Transfer Form (prescribed under the Stock Transfer Act 1963) with the CCSS; and (b) only the whole of the Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter may be deposited into CREST. If you wish to deposit only some of the Nil Paid Rights or Ful ly Paid Rights represented by this Provisional Allotment Letter into CREST, you must first apply for split Provisional Allotment Letters in accordance with the instructions in note 4 above, bearing in mind the latest time and date for depositing the Nil Paid Rights or Fully Paid Rights represented by this Provisional Allotment Letter into CREST. If the rights represented by more than one Provisional Allotment Letter are to be deposited, the CREST Deposit Form on each Provisional Allotment Letter must be completed and deposited. The Consolidated Listing Form on page 2 of this Provisional Allotment Letter must not be used. (iii) A holder of Nil Paid Rights (or, if appropriate, Fully Paid Rights) represented by this Provisional Allotment Letter who is proposing to convert those rights into uncertificated form (whether following a renunciation of such rights or otherwise) is recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the Nil Paid Rights (or, if appropriate, Fully Paid Rights) in CREST following the conversion to take all necessary steps in connection with taking up the entitlement prior to 11.00 a.m. on 3 April 2009. In particular, having regard to processing times in CREST and on the part of Computershare Investor Services PLC, the latest recommended time for depositing a renounced Provisional Allotment Letter (with Form X and the CREST Deposit Form on this Provisional Allotment Letter (both on page 2 of this Provisional Allotment Letter) duly completed) with the CCSS (in order to enable the person holding or acquiring (as appropriate) the Nil Paid Rights (or, if appropriate, Fully Paid Rights) in CREST as a result of the conversion to take all necessary steps in connection with taking up the entitlement prior to 11.00 a.m. on 3 April 2009) is 3.00 p.m. on 30 March 2009. Despite any other provision of this Provisional Allotment Letter, the Company reserves the right to allot and/or issue any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares in certificated form. (iii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions. If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant, fund manager or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if you are not, from another appropriately authorised independent financial adviser. Computershare Investor Services PLC, Registered in England No. 188534. Registered Office: The Pavilions, Bridgwater Road, Bristol, BS13 8AE. Authorised and regulated by the Financial Services Authority, 25 The North Colonnade, Canary Wharf, London E14 5HS, a member of the London Stock Exchange and an HM Revenue & Customs Approved ISA Manager.B U06361